United States District Court
Southern District of New York
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Whalehaven Capital Fund, Ltd. and
Alpha Capital Anstalt,

	Plaintiffs,	Order
v.
10 Civ. 9490 (RJS)

Radient Pharmaceuticals Corporation,
and John Does 1-10,

Defendants.

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This matter having come on for a hearing on August 26, 2011, to approve the Final Settlement Agreement dated August 25, 2011 (the “Settlement Agreement”), between and among Plaintiffs Whalehaven Capital Fund, Ltd. (“Whalehaven”), Alpha Capital Anstalt (“Alpha Capital”) and Defendant Radient Pharmaceuticals Corporation (“RPC”)  and the Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and being otherwise fully advised in the premises, the Court hereby finds as follows:

The Court has been advised that the Parties intend that the issuance of all shares to be issued and delivered by RPC to Whalehaven and Alpha Capital pursuant to the Settlement Agreement and the Convertible Promissory Notes issued pursuant to the Settlement Agreement (the “Settlement Shares”) and the resale of the Settlement Shares by Whalehaven and Alpha Capital, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 3(a)(10) of the Securities Act based upon this Court’s finding herein that the terms and conditions of the issuance of the Settlement Shares by RPC to Whalehaven and Alpha Capital are fair to Whalehaven and Alpha Capital; and

The hearing was scheduled upon the consent of the Parties, Whalehaven and Alpha Capital have had adequate notice of the hearing and they are the only parties to whom Settlement Shares will be issued pursuant to the Settlement Agreement; and

The terms and conditions of the issuance of the Settlement Shares in exchange for: I) the release of certain claims, and ii) the satisfaction of the Notes to be held by Whalehaven and Alpha Capital as fully set forth in the Settlement Agreement are fair to Whalehaven and Alpha Capital, the only parties to whom the Settlement Shares will be issued; and

The fairness hearing was open to Whalehaven and Alpha Capital. They were represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this Order;

It is, therefore,

Ordered, that the Settlement Agreement is hereby approved; the terms and conditions of the issuance of the Settlement Shares are fair to the parties to whom the Settlement Shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act; and the issuance of the Settlement Shares by RPC or by it transfer agent, Corporate Stock Transfer, Inc., to, and the resale of the Settlement Shares in the United States by, Whalehaven and Alpha Capital, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act; and it is further

Ordered, that the provisions of this Court’s Order dated May 24, 2011 shall remain in full force and effect with respect to all shares previously issued in reliance on the terms thereof; and it is further

Ordered, that the Court shall retain jurisdiction to enforce the terms of the Settlement Agreement and the Convertible Promissory Notes issued in connection therewith.

Dated: August 26, 2011

Enter:

/s/ Richard J. Sullivan
Richard J. Sullivan
United States District Judge